EXECUTION COPY


                           HOLDING COMPANY EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of June 1, 1999, by and between CARVER BANCORP, INC., a publicly held business corporation organized and operating under the laws of the State of Delaware and having an office at 75 West 125th Street, New York, New York 10027 ("Holding Company") and DEBORAH C. WRIGHT, an individual residing at 31 East 12th Street, Apartment 6A, New York, New York 10003 ("Executive").


                                    W I T N E S S E T H :
                                    ---------------------


                  WHEREAS, for purposes of securing the Executive's services for the Holding Company, the Board of Directors of the Holding Company has approved and authorized the execution of this Agreement with the Executive;

                  WHEREAS, Executive is willing to serve the Holding Company on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Holding Company and Executive hereby agree as follows:


                  SECTION 1.        EMPLOYMENT.
                                    ----------

                  The Holding Company agrees to employ Executive and Executive hereby agrees to such employment, during the period and upon the terms and conditions set forth in this Agreement.


                  SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD.
                                    --------------------------------------

                  (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this Section 2 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on June 1, 1999 (the "Effective Date") and ending on the third anniversary date of this Agreement, plus such extensions, if any, as are provided pursuant to Sections 2(b) and (c). The Board shall review the Executive's performance of services under this Agreement on an annual basis.

                  (b) Except as provided in Section 2(c), prior to the second anniversary of the date of this Agreement and on each anniversary date thereafter (each, an "Anniversary Date"), the Board shall review the terms of this Agreement and the Executive's performance of services hereunder and may, in the absence of objection from the Executive, approve a one-year extension of the Employment Agreement. In such event, the Employment Agreement shall be extended to the second anniversary of the relevant Anniversary Date. For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as extended pursuant to Section 2 of this Agreement) is then scheduled to expire.

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                  (c) In the event of a Change in Control, as defined in Section
15 of this Agreement, Section 2(b) shall no longer be applicable, and, notwithstanding any notice given pursuant to such Section 2(b), the Employment Period shall be automatically extended to the third anniversary of the date on which such Change in Control occurs, and shall be further extended automatically for one (1) additional day each day following such Change in Control, unless either Executive or the Holding Company elects not to extend the Employment Period further by giving written notice to the other party, in which case the Employment Period shall become fixed and shall end on the later of the last day of the Employment Period specified in such notice or the third anniversary of the date such written notice is given.

                  (d) Nothing in this Agreement shall be deemed to prohibit the Holding Company at any time from terminating Executive's employment during the Employment Period with or without prior notice for any reason; provided, however, that the relative rights and obligations of the Holding Company and Executive in the event of any such termination shall be determined under this Agreement.


                  SECTION 3.        DUTIES.
                                    ------

                  Executive shall serve as President and Chief Executive Officer of the Holding Company, having such power, authority and responsibility, including without limitation the power to hire and dismiss any employees of the Holding Company, and performing such duties as are prescribed by or under the By-Laws of the Holding Company and as are customarily associated with such positions. Executive shall devote her full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Holding Company and shall use her best efforts to advance the interests of the Holding Company.


                  SECTION 4.        BASE SALARY.
                                    -----------

                  In consideration for the services to be rendered by Executive hereunder, the Holding Company shall pay to her a base salary at an initial annual rate of Two Hundred and Thirty-Five Thousand Dollars ($235,000.00), payable in approximately equal installments in accordance with the Holding Company's customary payroll practices for senior officers. Each May prior to the anniversary of the Effective Date of this Agreement occurring during the Employment Period, the Board shall review Executive's annual rate of salary and may, in its discretion, approve an increase therein.

                  SECTION 5.        INCENTIVE COMPENSATION.
                                    ----------------------

                  (a) Upon the Effective Date of this Agreement, the Executive shall be granted incentive stock options under the Holding Company's 1995 Stock Option Plan to purchase up to Thirty Thousand (30,000) shares of the Holding Company's common stock, par value $.01 per share ("Options") at an exercise price equal to the "Market Value" (as such term is defined in the 1995 Stock Option Plan) of a share of the Holding Company's common stock on the date of grant. Of the

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foregoing Option grant, Options granted with respect to the purchase of Fifteen
Thousand (15,000) shares of the Holding Company's common stock shall vest and become immediately exercisable on the Effective Date and the balance of these Options shall vest and become exercisable in equal installments over a three-year period, with Five Thousand (5,000) Options becoming 100% vested and fully exercisable on the first anniversary of the Effective Date and Five Thousand (5,000) additional Options becoming 100% vested and fully exercisable on the second and third immediately succeeding anniversaries of the Effective Date. The foregoing grant of Options to the Executive (and all rights and privileges relating to such Options) shall be memorialized in a written stock option agreement to be entered into by and between the Holding Company and the Executive which shall be governed by, and incorporate by reference, the terms and provisions of the Holding Company's 1995 Stock Option Plan and the terms of this Agreement, as applicable. In addition, each May, prior to the anniversary of the Effective Date of this Agreement, the Board shall review the Executive's performance under this Agreement and may, in its discretion, grant additional stock option awards to the Executive under the 1995 Stock Option Plan; provided, however, that no fewer than Thirty Thousand (30,000) Options shall be granted to the Executive on June 1, 2000 and such Options shall vest in three annual installments on each anniversary of such grant date. The Executive acknowledges and agrees that the grant of all additional stock option awards may be subject to the approval of the Holding Company's shareholders to the proposed amendment to the 1995 Option Plan to increase its share reserve.

                  (b) The Executive shall also be eligible to receive an annual incentive compensation payment ("Incentive Compensation Award") in a dollar amount to be determined by the Board, in its discretion, based upon the Executive's performance during the applicable Incentive Compensation Award measurement period ("Measurement Period") agreed upon by the Board and the Executive. The dollar amount of the Incentive Compensation Award payable to the Executive with respect to the applicable Measurement Period shall be determined by the Board in May of each year or as soon as practicable after the release of the audited consolidated financial statements of the Holding Company and the Bank. The Incentive Compensation Award shall be paid to the Executive (less all applicable tax withholding) in a single sum cash payment as soon as administratively feasible after the date the dollar amount of the Incentive Compensation Award has been determined by the Board. The Board's determination of the dollar amount of the Executive's Incentive Compensation Award shall be based upon the Executive's attainment of one or more of the performance goal categories ("Performance Goals") set forth in Appendix A hereof; provided, however, the Holding Company and the Executive agree that the Performance Goals contained in Appendix A are illustrative rather than exhaustive and are evidence of the intent of the parties that the dollar amount of the Incentive Compensation Award be based on the Board's evaluation of the Executive's performance during the applicable Measurement Period. The attainment of Performance Goals is expected to result in an Incentive Compensation Award in the range of twenty percent (20%) to fifty percent (50%) of the Executive's base salary, although the Board may, in its discretion, make an Incentive Compensation Award outside of the aforementioned range.

         (c) Upon the Effective Date of this Agreement, the Executive shall also be granted a restricted stock award ("Restricted Stock Award") under the Holding Company's Management Recognition Plan with respect to Seventy-Five Hundred (7,500) shares of the Holding Company's common stock. The Restricted Stock Award (and all rights and privileges relating to such Award) shall be memorialized in a written Restricted Stock Award Notice and Agreement to be entered into between the Holding Company and the Executive which shall be governed by, and incorporate by

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reference, the terms and provisions of the Holding Company's Management
Recognition Plan and the terms of this Agreement, as applicable. The Restricted Stock Award shall vest in equal installments over a three-year period, with Twenty-Five Hundred (2,500) shares of the Restricted Stock Award becoming vested and distributable to the Executive on each of the first, second and third immediately succeeding anniversaries of the Effective Date of this Agreement; provided, however, the Board shall have the discretion to accelerate the vesting of all or a portion of the foregoing Restricted Stock Award based upon the Executive's attainment of one or more of the Performance Goals set forth in Appendix A of this Agreement during any applicable Measurement Period.

                  SECTION 6.        EMPLOYEE BENEFIT PLANS AND PROGRAMS.
                                    -----------------------------------

                  During the Employment Period, Executive shall be treated as an employee of the Holding Company and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) (collectively, "Benefit Plans") as may from time to time be maintained by, or cover employees of, the Holding Company, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Holding Company's customary practices. In addition, the Holding Company shall provide the Executive, at the Holding Company's expense, with a term life insurance policy in the amount of One Million Dollars ($1,000,000.00) that shall be payable to the beneficiary designated by the Executive. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.


                  SECTION 7.        SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS.
                                    ------------------------------------------

                  Without limiting the generality of Section 6 hereof, in the event that the amount of benefits or contributions Executive would have received or accrued under the benefit formulas of the tax-qualified Benefit Plans of the Holding Company is limited by Sections 401(a)(17), 401(k), 401(m), 402(g) or 415 of the Internal Revenue Code of 1986 ("Benefit Limitations"), the Holding Company shall provide Executive with supplemental benefits equal to the benefits attributable to employer contributions that she would have received if the Benefit Limitations did not apply. Such supplemental benefits shall be provided on a non-qualified, deferred compensation basis and shall be determined under the benefit formulas and actuarial assumptions of the applicable Benefit Plans. Payment of such supplemental benefits shall be made in the same manner and at the same time as payment of Executive's benefits under the applicable Benefit Plan.


                  SECTION 8.        INDEMNIFICATION.
                                    ---------------

                  (a) During the Employment Period and for a period of six (6) years thereafter, the Holding Company shall cause Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability

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for acts or omissions in connection with service as an officer or director of the Holding Company or service in other capacities at the request of the Holding Company. The coverage provided to Executive pursuant to this Section 8 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Holding Company.

                  (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Holding Company shall indemnify Executive against and hold her harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Holding Company or any subsidiary or affiliate thereof.


                  SECTION 9.        OUTSIDE ACTIVITIES.
                                    ------------------

                  Executive may serve as a member of the boards of directors of such business, community and charitable organizations as she may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of her duties under this Agreement. Executive may also engage in personal business and investment activities which do not materially interfere with the performance of her duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Holding Company and generally applicable to all similarly situated executives. Executive may also serve as an officer or director of Carver Federal Savings Bank ("Bank"), a wholly owned subsidiary of the Holding Company, on such terms and conditions as the Holding Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with Executive's performance of her duties hereunder or otherwise result in a material breach of this Agreement. If Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, she shall continue to perform services for the Holding Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.


                  SECTION 10.       WORKING FACILITIES AND EXPENSES.
                                    -------------------------------

                  Executive's principal place of employment shall be at the Holding Company's executive offices at the address first above written, or at such other location within New York City at which the Holding Company shall maintain its principal executive offices, or at such other location as the Holding Company and Executive may mutually agree upon. The Holding Company shall provide Executive at her principal place of employment with a private office, secretarial services, reimbursement or direct payment for business-related car expenses not to exceed Fifteen Hundred Dollars ($1,500.00) per month and other support services and facilities suitable to her position with the Holding Company and necessary or appropriate in connection with the performance of her assigned duties under this Agreement. The Holding Company shall reimburse Executive for her ordinary and necessary business expenses plus membership fees, dues, capital contributions or such other business-related charges required for, or related to, membership or participation in such clubs and organizations as Executive and the Holding Company shall mutually agree are necessary

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and appropriate for business purposes, and her travel and entertainment expenses incurred in connec tion with the performance of her duties under this Agreement, in each case upon presentation to the Holding Company of an itemized account of such expenses in such form as the Holding Company may reasonably require. The Holding Company shall pay the reasonable legal fees and expenses of Latham & Watkins, counsel to the Executive, in connection with the negotiation of this Agreement.


                  SECTION 11.       TERMINATION OF EMPLOYMENT.
                                    -------------------------

                  Executive shall be entitled to the severance benefits described in Section 12 hereof in the event that her employment with the Holding Company terminates during the Employment Period under any of the following circumstances:

                  (a) prior to a Change in Control, as defined in Section 15 hereof:

                           (i) the termination by the Holding Company of
                  Executive's employment hereunder for any reason other than Disability, as defined in Section 13 hereof, Retirement, as defined in Section 14(d) hereof, or Cause, as defined in
                  Section 14(a) hereof; or

                           (ii) Executive's voluntary resignation from
                  employment with the Holding Company upon sixty (60) days written notice given within six full calendar months following:

                                    (A) the failure of the Board to appoint or
                           re- appoint or elect or re-elect Executive to the office of President and Chief Executive Officer of the Holding Company;

                                    (B) the failure of the stockholders of the
                           Holding Company to elect or re-elect Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate Executive for such election or re-election;

                                    (C) the expiration of a thirty (30) day
                           period following the date on which Executive gives written notice to the Holding Company of its material failure, whether by amendment of the Holding Company's Organization Certifi cate or By-laws, action of the Board or the Holding Company's stockholders or otherwise, to vest in Executive the functions, duties, or responsibilities prescribed in
                           Section 3 of this Agreement, unless, during such thirty (30) day period, the Holding Company cures such failure in a manner determined by Executive, in her discretion, to be satisfactory; or

                                    (D) the expiration of a thirty (30) day
                           period following the date on which Executive gives written notice to

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                           the Holding Company of its material breach of any
                           term, condition or covenant contained in this Agreement (including, without limitation any reduction of Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which Executive participates or a change in the Executive's fringe benefits and perquisites which, either individually or together with other changes, has a material adverse effect on the aggregate value of her total compensation package), unless, during such thirty (30) day period, the Holding Company cures such failure in a manner determined by Executive, in her discretion, to be satisfactory; or

                                    (E) the relocation of Executive's principle
                           place of employment by more than 30 miles from its location at the effective date of this Agreement or any change in working conditions at such principal place of employment which Executive, in her reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse; or

                  (b) subsequent to a Change in Control, as defined in Section 15, Executive's voluntary or involuntary resignation or the termination by the Holding Company of Executive's employment hereunder, for any reason other than death, Disability or Cause.


                  SECTION 12.       SEVERANCE BENEFITS.
                                    ------------------

                  Upon the termination of Executive's employment with the Holding Company under circumstances described in Section 11 of this Agreement, the Holding Company shall pay and provide to Executive (or, in the event of her death, to her estate):

                  (a) her earned but unpaid compensation (including, without limitation, all items which constitute wages under Section 190.1 of the New York Labor Law and the payment of which is not otherwise provided for under this
Section 12) as of the date of the termination of her employ ment with the Holding Company, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

                  (b) the benefits, if any, to which she is entitled as a former employee under the Benefit Plans maintained for the benefit of the Holding Company's officers and employees;

                  (c) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits and continued benefits under the term life insurance policy described in Section 6, in addition to that provided pursuant to Section 12(b), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide coverage for Executive and her family equivalent to the coverage to which Executive would be entitled under the applicable Benefit Plans (as in effect on the date of her

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termination of employment, or, if her termination of employment occurs after a
Change in Control, on the date of such Change in Control, whichever benefits are greater), if Executive had continued working for the Holding Company during the Remaining Unexpired Employment Period, and during such period, Executive received the highest annual rate of compensation achieved during that portion of the Employment Period prior to Executive's termination of employment, such benefits to be provided without regard to whether Executive's continued participation in the applicable Benefit Plans is prohibited during such period and to include continuation coverage for Executive and members of her family following the expiration of the Remaining Unexpired Employment Period equivalent to the continuation coverage that they would be entitled to under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") if such benefits were provided under the applicable Benefit Plans; and

                  (d) within thirty (30) days following her termination of employment with the Holding Company, a lump sum payment, in an amount equal to the present value of the salary that Executive would have earned if Executive had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Holding Company, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under Section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Holding Company's regular payroll periods for its officers;

                  (e) within thirty (30) days following her termination of employment with the Holding Company, a lump sum payment in an amount equal to the excess, if any, of:

                           (i) the present value of the aggregate benefits to
                  which Executive would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Holding Company, if Executive were 100% vested thereunder and had continued working for the Holding Company during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under Sections 12(a), (d), (h), (i) and (j) which would be credited under such plans had they been paid over the Remaining Unexpired Employment Period; over

                           (ii) the present value of the benefits to which
                  Executive is actually entitled under such defined benefit pension plans as of the date of her termination;

         at where such present values are to be determined using the mortality table ("Applicable Mortality Table") and interest rate ("Applicable Interest Rate") prescribed under Section 417(e)(3) of the Code;


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                  (f) within thirty (30) days following her termination of
employment with the Holding Company, a lump sum payment in an amount equal to the present value of the additional employer contributions to which Executive would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Holding Company, and if Executive were 100% vested thereunder and had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Executive's termination of employment and making the maximum amount of employee contributions, if any, re quired under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable Interest Rate;

                  (g) within thirty (30) days following her termination of employment with the Holding Company, a lump sum payment in an amount equal to the fair market value (determined as of the date of her termination of employment, or, if her termination of employment occurs after a Change in Control, on the date of such Change in Control, whichever value is greater) of any stock that would have been allocated or awarded to Executive under any and all stock-based qualified or non-qualified employee benefit plan or plans maintained by, or covering employees of, the Holding Company, if Executive were 100% vested thereunder and continued working for the Holding Company and during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Executive's termination of employment;

                  (h) the payments that would have been made to Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Holding Company if Executive had continued working for the Holding Company during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

                           (A) the maximum percentage rate at which an award was
                  ever available to Executive under such incentive compensation plan; multiplied by

                           (B) the salary that would have been paid to Executive
                  during each such calendar year at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Holding Company:

such payments to be made (without discounting for early payment) within thirty
(30) days following Executive's termination of employment;

                  (i) at the election of Executive made within thirty (30) days following her termination of employment, upon the surrender of options or appreciation rights issued to Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Holding Company, a lump sum payment in an amount equal to the product of:

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                           (i) the excess of (A) the fair market value of a
                  share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (B) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                           (ii) the number of shares with respect to which
                  options or appreciation rights are being surrendered.

For purposes of this Section 12(i) and for purposes of determining Executive's right following her termination of employment with the Holding Company to exercise any options or appreciation rights not surrendered pursuant hereto, Executive shall be deemed fully vested in all options and ap preciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Holding Company, even if Executive is not vested under such plan or program;

                  (j) at the election of the Executive made within thirty (30) days following Executive's termination of employment, upon the surrender of any shares awarded to Executive under any restricted stock plan maintained by, or covering employees of, the Holding Company or the Bank, a lump sum payment in an amount equal to the product of:

                           (i) the fair market value of a share of stock of the
                  same class of stock granted under such plan, determined as of the date of Executive's termination of employment; multiplied by

                           (ii) the number of shares which are being
                  surrendered.

For purposes of this Section 12(j) and for purposes of determining Executive's right following her termination of employment with the Holding Company to any stock not surrendered pursuant hereto, Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Holding Company, even if she is not vested under such plan;

                  (k) within thirty (30) days following her termination of employment with the Holding Company, a lump sum payment in an amount equal to the present value of the additional benefits to which Executive would have been entitled under Section 7 of this Agreement if Executive had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment, where such present value is to be determined using the Applicable Mortality Table and Applicable Interest Rate and assuming that the Benefit Limitations as in effect at the time of Executive's termination remained in effect during the Remaining Unexpired Employment Period.

The Holding Company and Executive hereby stipulate that the damages which may be incurred by Executive following any such termination of employment under the circumstances described in Section 11 of this Agreement are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this Section 12 constitute reasonable

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damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Executive's efforts, if any, to mitigate damages.


                  SECTION 13.       TERMINATION FOR DISABILITY.
                                    --------------------------

                  (a) If, as a result of Executive's incapacity due to physical or mental illness, she shall have been absent from her duties with the Holding Company on a full-time basis for six (6) consecutive months, and within thirty
(30) days after written notice of potential termination is given she shall not have returned to the full-time performance of her duties, the Holding Company may terminate Executive's employment for "Disability" and Executive shall be entitled to the payments and benefits provided for under Sections 13(b) and (c). For purposes of this Section 13(a), "Disability" shall have the meaning set forth in the group long-term disability policy or plan maintained by the Holding Company for employees as in effect on the effective date of this Agreement, or if no plan or policy is maintained on such date, "Disability" shall mean a condition of total incapacity, mental or physical, for the performance of Executive's stated duties hereunder, which incapacity shall have been determined, by a doctor selected by the Holding Company and acceptable to Executive or her legal representatives, is likely to be permanent.

                  (b) The Holding Company will pay Executive, as disability pay, three-quarters (3/4) of Executive's rate of salary as in effect pursuant to
Section 4 on the effective date of such termination, payable in approximately equal installments in accordance with the Holding Company's customary payroll practices. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Holding Company in the same capacity as she was employed prior to her termination for Disability and pursuant to an employment agreement between Executive and the Holding Company; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; (iv) Executive's death; or (v) the expiration of the term of this Agreement. The disability pay shall be reduced by the amount, if any, paid to Executive under any plan of the Holding Company providing disability benefits to Executive.

                  (c) The Holding Company will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by it for Executive prior to her termination for Disability. This coverage and payments shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Holding Company, in the same capacity as she was employed prior to her termination of Disability and pursuant to an employment agreement between Executive and the Holding Company; (ii) Executive's full-time employment by another employer; (iii) Executive's attaining the age of 65; (iv) Executive's death; or (v) the expiration of the term of this Agreement.

                  (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing her duties hereunder by reason of temporary disability.

                  SECTION 14. TERMINATION WITHOUT ADDITIONAL HOLDING COMPANY LIABILITY.
                                    --------------------------------------

                  In the event that Executive's employment with the Holding Company shall terminate during the Employment Period on account of:

                  (a) the discharge of Executive for "Cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order, or any material breach of this Agreement, in such case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that the Executive shall not be deemed to have been discharged for Cause unless and until she shall have received a written notice of termination from the Board, accompanied by a resolution duly adopted by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (after reasonable notice to the Executive and a reasonable opportunity for the Executive to make oral and written presentations to the members of the Board, on her own behalf, or through a representative, who may be her legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging the Executive for Cause; or

                  (b) Executive's voluntary resignation from employment with the Holding Company for reasons other than those specified in Section 11; or

                  (c) Executive's death; or

                  (d) Executive's "Retirement," which, for purposes of this Agreement shall mean her voluntary termination at a time when she is eligible for a normal retirement benefit under the qualified defined benefit pension plan or plans of the Holding Company, or if no such plan is currently maintained, Executive's voluntary termination at or after the attainment of age 65;

then the Holding Company shall have no further obligations under this Agreement, other than the payment to Executive (or, in the event of her death, to her estate) of her earned but unpaid salary and, in the event of the Executive's death or Retirement, her earned but unpaid Incentive Compensation Award, as of the date of the termination of her employment, and the provision of such other benefits, if any, to which she is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Holding Company.


                  SECTION 15.       CHANGE IN CONTROL.
                                    -----------------

                  A Change in Control in the Holding Company ("Change in Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (a) approval by the stockholders of the Holding Company of a transaction that would result in the reorganization, merger or consolidation of the Holding Company, respectively, with one or more other persons, other than a transaction following which:

                           (i) at least fifty-one percent (51%) of the equity
                  ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least fifty-one percent (51%) of the outstanding equity ownership interests in the Holding Company; and

                           (ii) at least fifty-one percent (51%) of the
                  securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least fifty-one percent (51%) of the securities entitled to vote generally in the election of directors of the Holding Company;

                  (b) the acquisition of all or substantially all of the assets of the Holding Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the outstanding securities of the Holding Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Holding Company of any transaction which would result in such an acquisition;

                  (c) a complete liquidation or dissolution of the Holding Company, or approval by the stockholders of the Holding Company of a plan for such liquidation or dissolution;

                  (d) the occurrence of any event if, immediately following such event, at least fifty percent (50%) of the members of the Board of the Holding Company do not belong to any of the following groups:

                           (i) individuals who were members of the Board of the
                  Holding Company on June 1, 1999; or

                           (ii) individuals who first became members of the
                  Board of the Holding Company after June 1, 1999 either:

                                    (A) upon election to serve as a member of
                           the Board of directors of the Holding Company by affirmative vote of three- quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (B) upon election by the stockholders of the
                           Holding Company to serve as a member of the Board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Holding Company; or

                  (e) any event which would be described in Section 15(a), (b),
(c) or (d) if the term "Bank" were substituted for the term "Holding Company" therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Holding Company, the Bank, or a subsidiary of either of them, by the Holding Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 15, the term "person" shall have the meaning assigned to it under Section 13(d)(3) or 14(d)(2) of the Exchange Act.


                  SECTION 16.       TAX INDEMNIFICATION.
                                    -------------------

                  (a) This Section 16 shall apply if Executive's employment is terminated upon or following (i) a Change in Control (as defined in Section 15 of this Agreement); or (ii) a change "in the ownership or effective control" of the Holding Company or the Bank or "in the ownership of a substantial portion of the assets" of the Holding Company or the Bank within the meaning of Section 280G of the Code. If this Section 16 applies, then, if for any taxable year, Executive shall be liable for the payment of an excise tax under Section 4999 of the Code with respect to any payment in the nature of compensation made by the Holding Company, the Bank or any direct or indirect subsidiary or affiliate of the Holding Company or the Bank to (or for the benefit of) Executive, the Holding Company shall pay to Executive an amount equal to X determined under the following formula:


                                        E x P
                  X=   -----------------------------------------
                         1 - [(FI x (1 - SLI)) + SLI + E + M]

                  where

                  E =      the rate at which the excise tax is assessed under
                           Section 4999 of the Code;

                  P  =     the amount with respect to which such excise tax is
                           assessed, determined without regard to this Section
                           15;

                  FI = the highest marginal rate of income tax applicable to Executive under the Code for the taxable year in question;

                  SLI = the sum of the highest marginal rates of income tax applicable to Executive under all applicable state and local laws for the taxable year in question; and

                  M = the highest marginal rate of Medicare tax applicable to Executive under the Code for the taxable year in question.

                  With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Agreement, or otherwise, and on which an excise tax under Section 4999 of the Code will be assessed, the payment determined under this Section 16(a) shall be made to Executive on the earlier of (i) the date the Holding Company, the Bank or any direct or indirect subsidiary or affiliate of the Holding Company or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by Executive.

                  (b) Notwithstanding anything in this Section 16 to the contrary, in the event that Executive's liability for the excise tax under
Section 4999 of the Code for a taxable year is subse quently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in Section 16(a), Executive or the Holding Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 16(a), when increased by the amount of the payment made to Executive under this Section 16(b) by the Holding Company, or when reduced by the amount of the payment made to the Holding Company under this Section 16(b) by Executive, equals the amount that should have properly been paid to Executive under Section 16(a). The interest paid under this Section 16(b) shall be determined at the rate provided under Section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to Executive under this Section 16, Executive shall furnish to the Holding Company a copy of each tax return which reflects a liability for an excise tax payment made by the Holding Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.


                  SECTION 17.       COVENANT NOT TO COMPETE.
                                    -----------------------

                  Executive hereby covenants and agrees that, in the event of her termination of employment with the Holding Company prior to the expiration of the Employment Period for any reason other than the circumstances provided under Section 11 hereof, for a period of one (1) year following the date of her termination of employment with the Holding Company (or, if less, for the Remaining Unexpired Employment Period), she shall not, without the written consent of the Holding Company, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity, that competes with the business of the Holding Company in any city, town or county in which the Holding Company has an office or has filed an application for regulatory approval to establish an office as of the date of Executive's termination of employment; provided, however, that if Executive's employment shall be terminated on account of Disability as provided in Section 13 of this Agreement, this Section 17 shall not prevent Executive from accepting any position or performing any services if
(a) she first offers, by written notice, to accept a similar position with, or perform similar services for, the Holding Company on substantially the same terms and conditions and (b) the Holding Company declines to accept such offer within ten (10) days after such notice is given.


                  SECTION 18.       CONFIDENTIALITY.
                                    ---------------

                  Unless she obtains the prior written consent of the Holding Company, Executive shall keep confidential and shall refrain from using for the benefit of herself, or any person or entity other than the Holding Company or any entity which is a subsidiary of the Holding Company or of which the Holding Company is a subsidiary, any material document or information obtained from the Holding Company, or from its parent or subsidiaries, in the course of her employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of her own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this Section 18 shall prevent Executive, with or without the Holding Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, examination, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.


                  SECTION 19.       NO EFFECT ON EMPLOYEE BENEFIT PLANS OR
                                    PROGRAMS.
                                    --------------------------------------

                  The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Holding Company or by Executive, shall have no effect on the rights and obligations of the parties hereto under the Holding Company's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitaliza tion, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Holding Company from time to time.


                  SECTION 20.       SUCCESSORS AND ASSIGNS.
                                    ----------------------

                  This Agreement will inure to the benefit of and be binding upon Executive, her legal representatives and testate or intestate distributees, and the Holding Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other per son or firm or corporation to which all or substantially all of the assets and business of the Holding Company may be sold or otherwise transferred. Failure of the Holding Company to obtain from any successor its express written assumption of the Holding Company's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.


                  SECTION 21.       NOTICES.
                                    -------

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to Executive:

                           Deborah C. Wright
                           31 East 12th Street, Apartment 6A
                           New York, New York 10003

                           WITH A COPY TO:

                           Latham & Watkins
                           885 Third Avenue
                           Suite 1000
                           New York, New York 10022-4802
                           Attention:       Sharon Y. Bowen, Esq.
                                            --------------------


                  If to the Holding Company:

                           Carver Bancorp, Inc.
                           75 West 125th Street
                           New York, New York  10027
                           Attention:  Chairman of the Compensation Committee
                                       of the Board of Directors
                                       -------------------------

                           WITH A COPY TO:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048
                           Attention:       Kofi Appenteng, Esq.
                                            -------------------


                  SECTION 22.       INDEMNIFICATION FOR ATTORNEYS' FEES.
                                    -----------------------------------

                  The Holding Company shall indemnify, hold harmless and defend Executive against reasonable costs, including legal fees, incurred by her in connection with or arising out of any action, suit or proceeding in which she may be involved, as a result of her efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Holding Company's obligations hereunder shall be conclusive evidence of Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.


                  SECTION 23.       SEVERABILITY.
                                    ------------

                  A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.


                  SECTION 24.       WAIVER.
                                    ------

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.


                  SECTION 25.       COUNTERPARTS.
                                    ------------

                  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.


                  SECTION 26.       GOVERNING LAW.
                                    -------------

                  This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.


                  SECTION 27.       HEADINGS AND CONSTRUCTION.
                                    -------------------------

                  The headings of Sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Section. Any reference to a Section number shall refer to a Section of this Agreement, unless otherwise stated.


                  SECTION 28.       ENTIRE AGREEMENT; MODIFICATIONS.
                                    -------------------------------

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or rep resentations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.


                  SECTION 29.       GUARANTEE.
                                    ---------

                  The Holding Company hereby agrees to guarantee the payment by the Bank of any benefits and compensation to which Executive is or may be entitled to under the terms and conditions of the employment agreement dated as of June 1, 1999, by and between the Bank and Executive, a copy of which is attached hereto as Exhibit A ("Bank Agreement").


                  SECTION 30.       NON-DUPLICATION.
                                    ---------------

                  In the event that Executive shall perform services for the Bank or any other direct or indirect subsidiary of the Holding Company, any compensation or benefits provided to Executive by such other employer for services rendered to it shall be applied to offset the obligations of the Holding Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to Executive for all services to the Holding Company and all of its direct or indirect subsidiaries. The Executive shall provide to the Bank a reasonable accounting of her services provided to the Holding Company. The expenses for such services shall be charged to the Holding Company, and the Bank shall be reimbursed by the Holding Company for any payment it may make for such services.

                  SECTION 31.       REQUIRED REGULATORY PROVISIONS.
                                    ------------------------------

                  Notwithstanding anything herein contained to the contrary, any payments to Executive by the Holding Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

                  IN WITNESS WHEREOF, the Holding Company has caused this Agreement to be executed and Executive has hereunto set her hand, all as of the day and year first above written.





                                              /s/ Deborah C. Wright
                                              ----------------------------------
                                                  DEBORAH C. WRIGHT








ATTEST:                                           CARVER FEDERAL SAVINGS BANK.

By   /s/ Walter Bond
     ----------------------
         Secretary                             By /s/ Frederick O. Terrell
                                                  ------------------------------
                                                  NAME:  Frederick O. Terrell
                                                  TITLE:   Chairman of the Board

[Seal]

STATE OF NEW YORK        )
                         : ss.:
COUNTY OF NEW YORK       )

                  On this 30th day of April , 2001, before me personally came DEBORAH C. WRIGHT, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that she resides at the address set forth in said instrument, and that she signed her name to the foregoing instrument.



                                                     /s/ Margaret D. Peterson
                                                     ---------------------------
                                                         Notary Public
[Seal]





STATE OF NEW YORK        )
                         : ss.:
COUNTY OF NEW YORK       )

                  On this 30th day of April , 2001, before me personally came Frederick O. Terrell , to me known, who, being by me duly sworn, did depose and say that he is Chairman of the Board of Directors of CARVER FEDERAL SAVINGS BANK, the savings bank described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said savings bank; and that he signed his name thereto by like order.



                                                     /s/ Margaret D. Peterson
                                                     ---------------------------
                                                         Notary Public
[Seal]

                                   APPENDIX A
                       TO THE EMPLOYMENT AGREEMENT BETWEEN
          CARVER BANCORP, INC. AND DEBORAH C. WRIGHT DATED JUNE 1, 1999
          -------------------------------------------------------------


         Section 5(b) of the Agreement provides for the Executive to be eligible to receive an Incentive Compensation Award in a dollar amount to be determined by the Board, in its discretion, based upon her attainment of certain Performance Goals during the applicable Measurement Period.
         Section 5(c) of the Agreement provides for the vesting of all or a portion of the Restricted Stock Award made to the Executive with respect to 7,500 shares of the Holding Company's common stock to be accelerated and distributable to her based upon her attainment of certain Performance Goals during the applicable Measurement Period. This Appendix A sets forth the Performance Goal categories that have been agreed upon by the Holding Company and the Executive for purposes of determining the Executive's entitlement to the Awards distributable to her under Sections 5(b) and (c) of the Agreement.

         PERFORMANCE GOAL CATEGORIES TO BE REVIEWED AND AGREED UPON BY THE
         PARTIES

                  1. The Executive shall have hired any additional senior managers necessary to complete her management team at both the Bank and Holding Company levels.

                  2. The yield on the Bank's securities portfolio shall have increased.

                  3. The non-interest expenses of the Holding Company and the Bank shall have been reduced.

                  4. The Bank's account deposit growth shall have increased.

                  5. The Bank shall have achieved an improved "efficiency ratio" as defined below. For purposes of this Appendix A and Sections 5(b) and (c) of the Agreement, the term "efficiency ratio" shall mean the total non-interest expenses of the Holding Company and the Bank divided by the sum of the net interest income of the Holding Company and the Bank, prior to any reduction for loan losses, plus all non-interest income of the Holding Company and the Bank.